                                                                   Exhibit 10(q)

                                 AMENDMENT NO. 1

                                       TO

            THIRD AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT


      THIS AMENDMENT NO. 1 ("Amendment No. 1") is entered into as of October 9, 1998, by and between Cold Metal Products, Inc., a New York corporation having its principal place of business at 8526 South Avenue, Youngstown, Ohio 44514 ("Borrower") and BNY Financial Corporation, a New York corporation having an office at 1290 Avenue of the Americas, New York, New York 10104 ("Lender").

                                   BACKGROUND
                                   ----------

      Borrower and Lender are parties to a Third Amended and Restated Credit and Security Agreement dated as of April 1, 1998, (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provided Borrower with certain financial accommodations.

      Borrower has requested that Lender amend the Loan Agreement on the terms set forth herein and Lender is willing to do so on the terms and conditions hereafter set forth.

      NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2. AMENDMENT TO LOAN AGREEMENT. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

         2.1. Section 1.2 of the Loan Agreement is hereby amended as follows:

                  (a) the following defined term is hereby added in its appropriate alphabetical order:

                  "AMENDMENT NO. 1" shall mean Amendment No. 1 to Third
Amended and Restated Credit and Security Agreement dated as of October 9, 1998.

         2.2. Sections 6.5, 6.8 and 6.9 are hereby amended in their entirety to read as follows:

                6.5 CURRENT RATIO. Cause the ratio of consolidated current assets to consolidated current liabilities to be not less than (i) 1.23 to 1 at the end of the fiscal quarter ending March 31,

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1998 and (ii) 1.40 to 1 at the end of the fiscal quarter ending June 30, 1998 and at the end of each fiscal quarter thereafter during the Term; PROVIDED, HOWEVER, that for the fiscal quarter ending September 30, 1999 and thereafter during the Term the ratio may be adjusted by the mutual agreement of Borrower and Lender based upon projections delivered to Lender in accordance with Section
9.12 hereof. The above ratios shall be calculated exclusive of the effect of any conversion to a current liability of any Indebtedness to Lender.

                  6.8 FIXED CHARGE COVERAGE. Cause the ration of (x) the sum of aggregate consolidated net income during each fiscal period set forth below plus the aggregate amount of income tax, and the interest, depreciation, amortization and all other non-cash expense deducted in determining such net income during such fiscal period to (y) aggregate consolidated interest expense during such fiscal period plus aggregate amount of tax expense and capital expenditures paid in cash during such fiscal period plus, without duplication, the aggregate amount of scheduled reductions in availability during such fiscal period pursuant to Section 2.1(a)(y)(iii) hereof to be not less than the ratio corresponding to the fiscal periods set forth below:

                    Fiscal Period                                  Ratio
                    -------------                                  -----

                    4/1/97 to 3/31/98                              1.00 to 1
                    7/1/97 t 6/30/98                               1.00 to 1
                    10/1/97 to 9/30/98                             0.75 to 1
                    1/1/98 to 12/31/98                             0.75 to 1
                    4/1/98 to 3/31/99                              0.75 to 1
                    7/1/98 to 6/30/99                              0.75 to 1
                    10/1/98 to 9/30/99                             0.75 to 1
                    1/1/99 to 12/30/99                             1.00 to 1
                    and each four quarter fiscal period
                    thereafter during the Term;

PROVIDED, HOWEVER, that for the fiscal period ending September 30, 1999 and thereafter during the Term the ratio may be adjusted by the mutual agreement of Borrower and Lender based upon projections delivered to Bank in accordance with
Section 9.12 hereof.

                  6.9 TOTAL LIABILITIES TO EQUITY. Cause the ratio of total consolidated Indebtedness to consolidated stockholders equity (exclusive of Borrower's foreign currency translation adjustment account) to be not more than
(i) 3.89 to 1 at the end of the fiscal quarter ending March 31, 1998 and (ii)
3.75 to 1 at the end of the fiscal quarter ending June 30, 1998 and at the end of each fiscal quarter thereafter during the Term; PROVIDED, HOWEVER, that for the fiscal quarter ending September 30, 1999 and thereafter during the Term the ratios provided in this Section 6.9 may be adjusted by the mutual agreement of the Borrower and Lender based upon projections delivered to Lender in accordance with Section 9.12 hereof. The above ratios shall be calculated exclusive of any future accounting changes and their impact on non-current liabilities and shareholders' equity."
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         3. CONDITIONS OF EFFECTIVENESS. This Amendment No. 1 shall become effective when Lender shall have received:

                (i) four (4) copies of this Amendment No. 1 executed by Borrower and consented to and agreed to by Cold Metal Products, Limited as guarantor;

                (ii)  an amendment fee equal to $5,000;

                (iii) consent of Participants.

         4. Representations and Warranties. Borrowers hereby represents and warrants as follows:

                (a) This Amendment No. 1 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                (b) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment No. 1.

                (c) Borrower has no defense, counterclaim or offset with respect to the Obligations.

         5. EFFECT ON THE LOAN AGREEMENT.

                (a) Upon effectiveness of SECTION 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan agreement as amended hereby.

                (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                (c) The execution, delivery and effectiveness of this Amendment No. 1 shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.


         6. GOVERNING LAW. This Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.
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         7. HEADINGS. Section headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose.

         8. COUNTERPARTS. This Amendment No. 1 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all or which taken together shall be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the day and year first written above.



                                                    COLD METAL PRODUCTS, INC.

                                                    By: /s/ A. R. Morrow
                                                       ------------------------
                                                    Name:  Allen R. Morrow
                                                           ---------------
                                                    Title:  Vice President
                                                            --------------

                                                    BNY FINANCIAL CORPORATION

                                                    By: /s/ Anthony Viola
                                                        -----------------
                                                    Name:  Anthony Viola
                                                           --------------
                                                    Title:  Vice President
                                                           ---------------


CONSENTED AND AGREED TO AS OF THE
DAY AND YEAR FIRST ABOVE WRITTEN:

COLD METAL PRODUCTS, LIMITED

By: /s/ James R. Harpster
    ---------------------
Name:  James R. Harpster
       -----------------
Title:  President
        ---------